Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and all appendixes, exhibits and attachments thereto (including the related prospectus) filed by Mid-Con Energy Partners, LP, and to the use of our audit of their reserves and reserves present value as of December 31, 2010 and September 30, 2011 for Mid-Con Energy I, LLC and Mid-Con Energy II, LLC filed as an appendix and/or exhibit to the prospectus included in the Mid-Con Energy Partners, LP’s Registration Statement on Form S-1 (File No. 333-176265) (the “Registration Statement”). We also consent to all references to our firm in the prospectus included in such Registration Statement, including under the heading “Experts.”

Sincerely,

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

January 25, 2012
Fort Worth, Texas